Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-259224) of Kazia Therapeutics Limited of our report dated October 26, 2023, related to the consolidated financial statements which appears in the Annual Report to Shareholders on Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Audit Pty Ltd
BDO AUDIT PTY LTD

Sydney, Australia
October 26, 2023